EXHIBIT 99.1


Contact:

Christopher J. Geberth                                 Carney Duntsch
Vice President Finance                                 Investor Relations
Diomed Holdings, Inc.                                  Burns McClellan
(877) 434-6633 or (978) 824-1816 (212) 213-0006        cduntsch@burnsmc.com
investor-relations@diomedinc.com


                     DIOMED ANNOUNCES FIRST QUARTER RESULTS

Company Delivers 11% Growth in Total Revenues and 13% Increase in North American
                                 EVLT(R) Sales

ANDOVER, MA, April 27, 2006 --- Diomed Holdings, Inc. (AMEX: DIO), a leading developer and marketer of minimally invasive medical technologies, including its patented EVLT(R) laser treatment for varicose veins, today announced results for the first quarter ended March 31, 2006.

Diomed posted sales revenues of $4.6 million, an increase of 11% over the first quarter of 2005, while global EVLT(R) revenue increased 13%. "Although first quarter revenues fell short of our record fourth quarter 2005 revenues, we believe we are on track for the next quarter," commented James Wylie, CEO and President of Diomed Holdings, Inc. "After a sluggish January, we gained significant momentum in February and finished the quarter with a solid performance in March. Sales data for the current quarter is obviously incomplete and may not be indicative of full second quarter performance, however, we believe that April global revenues demonstrate that we have regained momentum," continued Wylie.

Gross profit for the first quarter of 2006 was $2.1 million, representing an increase of $214,000, or 12% over the first quarter of 2005. Gross profit as a percentage of sales for the first quarter of 2006 of 45% was in line with the first quarter of 2005 and, in the month of March 2006, reached 52%. The Company has targeted continued improvement in gross profit levels to the 60% level and higher, consistent with other proprietary medical device companies, as the EVLT(R) product line grows.

Selling and marketing expenses of $2.8 million for the first quarter of 2006 increased $486,000, or 21%, over the first quarter of 2005. The increase was driven by higher sales commissions resulting from the increased sales volume, expansion of the sales force, and increased marketing expenditures in support of our sales initiatives focused on the growing commercialization of EVLT(R). Selling and marketing expenses included $49,000 in SFAS 123R stock based compensation charges in the first quarter of 2006.

General and administrative expenses of $2.1 million for the first quarter of 2006 increased $487,000, or 31%, over the first quarter of 2005, but decreased $286,000, or 12%, from the fourth quarter of 2005. Total first quarter legal costs were $807,000, down from $1.1 million in the fourth quarter of 2005. General and administrative expenses included $113,000 in SFAS 123R stock based compensation charges in the first quarter of 2006.

Loss from operations for the first quarter of 2006 of approximately $3.2 million increased $723,000 compared with the loss from operations for the first quarter of 2005, as the expansion of our sales and marketing efforts during the quarter drove incremental revenue, which was offset by the increased legal costs in asserting our intellectual property rights and the growth of our North American sales force.

Net loss for the first quarter of 2006 of approximately $4.0 million increased by $200,000 compared to $3.8 million in the first quarter of 2005. Net loss includes a $770,000 non-cash, non-operating charge for the increase in the fair value of the warrant obligation entered into on September 30, 2005, as the price of the Company's stock increased from $2.03 at year-end to $2.52 at March 31, 2006. Going forward, the Company will recognize charges when the market value of the stock appreciates and income from the change in the fair value of the warrant obligation when the market value of the Company's stock declines.

Net loss for the first quarter of 2006 also includes $171,000 in non-cash charges for the implementation of FASB Statement of Financial Accounting Standards Number 123R for the fair value of stock options issued to employees and directors. This expense has been allocated between Selling, General and Administrative and Cost of Sales departmental expenses.

Net loss applicable to common stockholders for the first quarter of 2006 was $4.3 million, or $0.22 per share, compared to $3.8 million, or $0.21 per share, in the first quarter of 2005. Net loss applicable to common stockholders for the first quarter of 2006 includes $155,000 of non-cash preferred stock dividends accreted for future increasing rate dividends and $149,000 of preferred stock cash dividends earned during the first quarter.

The Company ended the first quarter with a cash and short term investment balance of $9.0 million, after giving effect to the final EVLT(R) acquisition payment made in January 2006 and legal fees relative to asserting the EVLT(R) patent. During the first quarter of 2006, the Company made cash payments of $777,000 for patent litigation expenses accrued in the fourth quarter of 2005.

"In response to our results this quarter, Diomed has implemented a series of strategic initiatives to drive a rebound in the second quarter." Wylie continued, "We have made adjustments to our tactical plans to deal with short-term competitive pressure and remain confident in our ability to capture significant market share in this growing market."

Conference Call Information
Diomed will hold a conference call to review its first quarter 2006 results on Thursday, April 27, 2006 at 10:00 a.m. EST. The call will be hosted by James A. Wylie, Jr., President and Chief Executive Officer, and David B. Swank, Chief Financial Officer.

Interested parties may access the conference call by dialing 800-260-8140 (domestic) or 617-614-3672 (international), participant pass code 75880272. The call will also be available via web cast at www.diomedinc.com. If you are unable to participate, an audio digital replay of the call will be available from Thursday, April 27, 2006, 12:00 p.m. ET, until Thursday, May 5, 2006, 12:00 p.m. ET. The digital replay can be accessed by dialing 888-286-8010, (domestic) or 617-801-6888, (international), using pass code 62603041. A web archive will also be available during this time period at www.diomedinc.com.

About Diomed
Diomed develops and commercializes minimal and micro-invasive medical procedures that use its proprietary laser technologies and disposable products. Diomed's EVLT(R) laser vein ablation procedure is used in varicose vein treatments. Diomed also provides photodynamic therapy (PDT) for use in cancer treatments, and dental and general surgical applications. The EVLT(R) procedure and the Company's related products were cleared by the United States FDA in January of 2002. Along with lasers and single-use procedure kits for its EVLT(R) laser vein treatment, the Company provides its customers with state of the art physician training and practice development support. Additional information is available on the Company's website: www.evlt.com.

EVLT(R) is a registered trademark of Diomed Inc., Andover, MA.

Safe Harbor
Safe Harbor statements under the Private Securities Litigation Reform Act of 1995: Statements in this news release looking forward in time involve risks and uncertainties, including the risks associated with trends in the products markets, reliance on third party distributors in various countries outside the United States, reoccurring orders under OEM contracts, market acceptance risks, technical development risks and other risk factors. These statements relate to our future plans, objectives, expectations and intentions. These statements may be identified by the use of words such as "may," "will," "should," "potential," "expects," "anticipates," "intends," "plans," "believes" and similar expressions. These statements are based on our current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties. Our actual results could differ materially from those discussed in these statements. Our Annual Report on Form SEC 10-KSB/A (the "Annual Report") contains a discussion of certain of the risks and uncertainties that affect our business. We refer you to the "Risk Factors" on pages 23 through 38 of the Annual Report for a discussion of certain risks, including those relating to our business as a medical device company without a significant operating record and with operating losses, our risks relating to our commercialization of our current and future products and applications and risks relating to our common stock and its market value. Diomed disclaims any obligation or duty to update or correct any of its forward-looking statements.

Diomed Holdings, Inc.
(Unaudited) Condensed Consolidated Statements of Operation
Three Months Ended March 31, 2006 and 2005

                                                                 March 31, 2006           March 31, 2005
                                                                 --------------           --------------
Revenues                                                             $4,576,152               $4,132,250

Cost of revenues                                                      2,522,631                2,292,961
                                             ------------------------------------------------------------

Gross profit                                                          2,053,521                1,839,289
                                             ------------------------------------------------------------

Operating expenses:
   Research and development                                             354,547                  390,738
   Selling and marketing                                              2,793,067                2,307,308
   General and administrative                                         2,058,222                1,570,845
                                             ------------------------------------------------------------

Total operating expenses                                              5,205,836                4,268,891
                                             ------------------------------------------------------------

Loss from operations                                                (3,152,315)              (2,429,602)
                                             ------------------------------------------------------------
Other (income) expense, net
Loss from fair value adjustment on warrant
liability                                                               770,421                        -
Interest expense, net, non-cash                                          96,076                1,304,952
Interest expense, cash based                                             16,915                  101,306
                                             ------------------------------------------------------------
Total other (income) expense, net                                       883,412                1,406,258

Net loss                                                          $ (4,035,727)            $ (3,835,860)
                                             ------------------------------------------------------------


Less preferred stock dividends                                        (149,188)                        -
Less preferred stock non-cash dividends                               (154,991)                        -
                                             ------------------------------------------------------------

Net loss applicable to common stockholders                         $(4,339,906)             $(3,835,860)
                                             ============================================================

Basic and diluted net loss per share                                   $ (0.22)                 $ (0.21)
applicable to common stockholders
                                             ------------------------------------------------------------
Basic and diluted weighted average common                            19,445,950               18,573,024
shares outstanding
                                             ============================================================

Diomed Holdings, Inc.

Consolidated Condensed Balance Sheets
As of March 31, 2006 (unaudited) and December 31,
2005

ASSETS
                                                         March 31, 2006              December 31, 2005
                                                     --------------------------------------------------
Current assets:
   Cash and cash equivalents                                   $ 6,894,644                 $ 9,562,087
   Short term investments                                        2,089,969                   3,566,454
   Accounts receivable, net                                      2,705,897                   2,824,717
   Inventories                                                   3,371,519                   3,059,886
   Prepaid expenses and other current assets                       631,171                     444,453
                                                     --------------------------------------------------

         Total current assets                                   15,693,200                  19,457,597

Property, plant and equipment, net                               1,286,769                   1,171,703
Intangible assets, net                                           4,201,724                   4,302,915
Investment                                                         500,000                     500,000
Other assets                                                       270,567                     294,810
                                                     --------------------------------------------------

Total assets                                                  $ 21,952,260                $ 25,727,025
                                                     ==================================================

LIABILITIES, PREFERRED STOCK, AND STOCKHOLDERS'
EQUITY
Current Liabilities:
   Accounts payable                                            $ 3,005,843                 $ 3,561,786
   Accrued expenses                                              2,433,717                   2,298,823
   Current portion of deferred revenue                             265,341                     257,889
   Bank loan                                                        44,638                      53,924
   Current maturities of capital lease obligations                   1,828                       2,047

   EVLT technology payable (zero face value at March 31, 2006 and $250,000 face value, net of
   $4,902 debt discount at December 31, 2005)                            -                     245,098
    Warrant liability                                            2,668,634                   1,898,213
                                                     --------------------------------------------------

          Total current liabilities                              8,420,001                   8,317,780

Deferred revenue, net of current portion                           130,156                     144,428
Capital lease obligation, net of current maturities                  3,656                       4,094
Convertible notes payable ($3,712,000 face value,
net of $985,650 debt discount at March 31, 2006 and
$3,712,000 face value, net of $1,081,727 debt
discount at December 31, 2005)                                   2,726,350                   2,630,273
                                                     --------------------------------------------------
           Total liabilities                                    11,280,163                  11,096,575

Preferred stock                                                  7,920,399                   7,819,658

Stockholders' equity                                             2,751,698                   6,810,792
                                                     --------------------------------------------------

Total liabilities, preferred stock, and
stockholders' equity                                           $21,952,260                 $25,727,025
                                                     ==================================================